investment.com

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Investment for All

- Real estate investments from $100
- Invest alongside the 1%
- Build a passive income portfolio

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Join Our Waitlist

Join the 9,730 already signed up!



NEW OFFERING
Short Term Rental
3,264sq. ft 4 Bedrooms 2.5 Baths
Offering Size
$750,000
Yield Range
10-12%
Revolutionizing real estate investment. Own shares in this beautiful luxury home near the beach in sunny Miami, Florida.
33% SOLD OUT
62,500 SHARES AVAILABLE
BUY SHARES

We're Changing the Game

Clear. Easy. Frictionless.

We smash down doors to give our investors access to exciting deals from across the country.

You no longer have to be uber wealthy to get in the action.

All you need is $100.

Browse current investment opportunities within our app and put your money to work.

Minimal commitment, enormous potential

We deliver a steady flow of new opportunities to our investors.

Investments Simplified

We take complicated investment opportunities and make them simple.

Quality Deal-Flow

We source deals from around the country and look for those with strong potential upside. We enable you to invest like the 1% do.

Alternative Assets

We unlock opportunities to invest in real estate, private equity and other cash-flowing businesses.



How the wealthiest invest
Alternatives
50%
Listed Equities
31%
Fixed Income
10%
Cash
9%

No Banks. No Hidden Fees. No Gimmicks.

We offer a seamless and transparent investment experience that places the customer at the center of our focus.





Maximum Leverage

We tap into our national network and lean on decades of experience to create a dynamic investment experience.



Work Smarter, Not Harder

Put your hard-earned capital to work and generate passive income on investments historically restricted to the 1%.







Equitable & Inclusive

We believe that everyone should have the opportunity to access A-1 investments. investment.com streamlines the process and makes a lofty concept actionable.

Game Changers

01 Selection Process

We select investments from across the country with the following return profile: principal protection, cash dividends, diversification and price appreciation. These can include real estate opportunities, such as single-family homes as short-term rentals; self-storage facilities; retails centers; and multi-family properties. We also select growth opportunities in traditional private equity, including franchise restaurants, small businesses, sports teams and car dealerships.

02 Breaking Down Barriers

We reduce barriers of entry to level the investment playing field. investment.com allows non-accredited investors to participate directly in investments on a fractional basis. Through the platform on our app, investing is simple and efficient.

03 Headache-Free

With total transparency, we publish the managements costs in advance for each investment offering so that you can make the most informed decision.

04 Transparent

No banks. No agents. No hidden fees.

05 ROI

Park your hard-earned cash into alternative assets and start earning passive income.

Get in the Game

Join the investment.com community today

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Join Our Waitlist

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investment.com

hello@investment.com

1111 Brickell Ave, Floor 10 Miami, FL 33131

investment.com

Education About Us Contact Us Join Our Waitlist

Investment for All

- Real estate investments from $100
- Invest alongside the 1%
- Build a passive income portfolio

Email address

Join

Join the 9,730 already signed up!

Join the Waitlist

We're changing the game

Email address

Sign Up Now



NEW OFFERING
4 Bedrooms 2.5 Baths
Yield Range
10-12%
33% SOLD OUT
62,500 SHARES AVAILABLE
BUY SHARES

Short Term Rentals | Single Family Rentals | Multi Family Real Estate | Car Dealerships | Sports Teams | Small Businesses | Franchises | Storage Units | Retail Centers

Available Now

Coming Q2 2023

investment.com

Education | About Us | Contact Us | Join Our Waitlist

Inves
for A

- Real estate investments from $1
- Invest alongside the 1%
- Build a passive income portfolio

Check Your Spot



NEW OFFERING
Rental
2.5 Baths
Yield Range
10-12%
33% SOLD OUT
62,500 SHARES AVAILABLE
BUY SHARES

Congrats!

You're on the waitlist!

You're **#2568** out of **9829** on the waitlist.

Share with your friends!

www.investment.com?wref=39fbab

Short Term Rentals | Single Family Rentals | Multi Family Real Estate | Car Dealerships | Sports Teams | Small Businesses | Franchises | Storage Units | Retail Centers

Available Now

Coming Q2 2023

Education

An educated investor is a savvy investor

Access for All

It's no secret that financial literacy is directly linked to effective financial planning.



Be your own investor

Financial Literacy

Many investment platforms are deliberately opaque and confusing to new investors — especially to youths and marginalized groups. In addition to supplying dynamic investment opportunities in a new asset class, investment.com offers resources for investors to gain financial literacy and awareness.





Giving Back

We believe in supporting the community. That's why investment.com is actively exploring ways to provide local educational programming and resources.

Get in the Game

Join the investment.com community today

Email address

Join Our Waitlist

Subscribe

Enter your email

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investment.com

hello@investment.com

1111 Brickell Ave, Floor 10 Miami, FL 33131

About Us

We live by the mantra *Investment for All* and believe that we can help enrich lives by lowering the cost of entry to alternative investments.

investment.com was founded under the guiding principle that everyone - regardless of wealth class – should have equal access to alternative asset investments.

And we are committed to deliver just that.

investment.com is equality.
investment.com is opportunity.
investment.com is all that is possible.

Get in the Game

Join the investment.com community today

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investment.com

hello@investment.com

1111 Brickell Ave, Floor 10 Miami, FL 33131

Contact Us

Gain access to diverse investment opportunities today.

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Get in the Game

Join the investment.com community today

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investment.com

hello@investment.com

1111 Brickell Ave, Floor 10 Miami, FL 33131